Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ROADRUNNER TRANSPORTATION SYSTEMS, INC.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF APRIL, A.D. 2019, AT 11 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FOURTH DAY OF APRIL, A.D. 2019 AT 6 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 3929734 8100 Authentication: 202577993 SR# 20192540759 Date: 04-04-19 You may verify this certificate online at corp.delaware.gov/authver.shtml